EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 (No. 333-35757) and related Prospectus of Surrey, Inc. for the registration of 675, 000 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1998, with respect to the financial statements of Surrey, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP

Austin, Texas
November 30, 1998